Exhibit 99.1
Universal Reports Third Quarter 2023 Results

•Loss per common share of $0.20; adjusted* loss per common share of $0.16
•Direct premiums written of $532.0 million, up 6.3% from the prior year quarter
•Net combined ratio of 110.7%, down 28.5 points from the prior year quarter
•Book value per share of $10.33, up 21.0% year-over-year; adjusted book value per share of $14.00, up 13.5% year-over-year
•Repurchased approximately 894 thousand shares for $12.3 million. Total capital returned to shareholders of $17.2 million, including $0.16 per share regular quarterly dividend
*Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Fort Lauderdale, Fla., October 26, 2023 – Universal Insurance Holdings (NYSE: UVE) (“Universal” or the “Company”) reported third quarter 2023 results.

“The third quarter benefited from strong and improving underlying trends and I’m optimistic as I look forward,” said Stephen J. Donaghy, Chief Executive Officer. “During the quarter, Hurricane Idalia made Florida landfall, and, as always, we were there immediately to assist our policyholders in their time of need. The storm’s severity appears considerably smaller than initially anticipated and is comfortably absorbed within our retention. We continue to enhance our best-in-class claims infrastructure, which together with our reinsurance capabilities, serves to differentiate us from our peers. As we look forward, we are more confident in the Florida market, which is our largest geography, and have started to slowly increase new business in additional territories.”

Quarterly Financial Results

Summary Financial Results

($thousands, except per share data)	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	Change		2023	2022		Change
GAAP comparison
Total revenues	$360,048	$312,810	15.1%		$1,016,126	$892,298		13.9%
Operating income (loss)	$(6,246)	$(91,607)	(93.2)%		$67,349	$(55,117)		NM
Operating income (loss) margin	(1.7)%	(29.3)%	27.6	pts	6.6%	(6.2)%		NM

Net income (loss) available to common stockholders	$(5,918)	$(72,278)	(91.8)%		$46,816	$(47,376)		NM
Diluted earnings (loss) per common share	$(0.20)	$(2.36)	(91.5)%		$1.54	$(1.54)		NM

Annualized ROCE	(7.4)%	NM*	NM		21.2%	(18.3)%		NM
Book value per share, end of period	$10.33	$8.54	21.0%		10.33	$8.54		21.0%

Non-GAAP comparison[1]
Core revenue	$361,764	$316,668	14.2%		$1,015,060	$909,103		11.7%
Adjusted operating income (loss)	$(4,530)	$(87,749)	(94.8)%		$66,283	$(38,312)		NM
Adjusted operating income (loss) margin	(1.3)%	(27.7)%	26.4 pts		6.5%	(4.2)%		NM

Adjusted net income (loss) available to common stockholders	$(4,624)	$(69,369)	(93.3)%		$46,012	$(34,705)		NM
Adjusted diluted earnings (loss) per common share	$(0.16)	$(2.27)	(93.0)%		$1.51	$(1.12)		NM

Annualized adjusted ROCE	(4.4)%	NM*	NM		15.4%	(11.1)%		NM
Adjusted book value per share, end of period	$14.00	$12.33	13.5%		$14.00	$12.33		13.5%

Underwriting Summary
Premiums:
Premiums in force	$1,914,493	$1,833,034	4.4%		$1,914,493	$1,833,034		4.4%
Policies in force	807,553	872,926	(7.5)%		807,553	872,926		(7.5)%

Direct premiums written	$531,988	$500,677	6.3%		$1,489,216	$1,429,685		4.2%
Direct premiums earned	$474,311	$452,450	4.8%		$1,393,003	$1,295,858		7.5%
Ceded premiums earned	$(143,271)	$(161,819)	(11.5)%		$(476,465)	$(459,102)		3.8%
Ceded premium ratio	30.2%	35.8%	(5.6)	pts	34.2%	35.4%	(1.2)	pts
Net premiums earned	$331,040	$290,631	13.9%		$916,538	$836,756		9.5%

Net ratios:
Loss ratio	87.0%	113.7%	(26.7)	pts	78.3%	85.5%	(7.2)	pts
Expense ratio	23.7%	25.5%	(1.8)	pts	25.2%	27.7%	(2.5)	pts
Combined ratio	110.7%	139.2%	(28.5)	pts	103.5%	113.2%	(9.7)	pts
[1] Reconciliation of GAAP to non-GAAP financial measures are provided in the attached tables. Adjusted net income available to common stockholders, adjusted diluted earnings per common share and core revenue exclude net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities. Adjusted operating income excludes the items above and interest and amortization of debt issuance costs. Adjusted book value per share excludes accumulated other comprehensive income, net of taxes. Adjusted ROCE is calculated by dividing annualized adjusted net income available to common stockholders by average adjusted book value per share, with the denominator further excluding current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities.

*Not meaningful, as it implies full first event hurricane retentions in the first two quarters of 2022, which in actuality were hurricane free, and it similarly implies a full first event retention in the fourth quarter of 2022, which would instead be subject to a smaller subsequent event retention on a consolidated basis.

Net Income and Adjusted Net Income
Net loss available to common stockholders was $5.9 million, compared to a loss of $72.3 million in the prior year quarter, and adjusted net loss available to common stockholders was $4.6 million, compared to a loss of $69.4 million in the prior year quarter. The improvement in adjusted net loss available to common stockholders mostly stems from better underwriting income and net investment income.

Revenues
Revenue was $360.0 million, up 15.1% from the prior year quarter and core revenue was $361.8 million, up 14.2% from the prior year quarter. The increase in core revenue primarily stems from higher net premiums earned and net investment income, partly offset by lower commission revenue.

Direct premiums written were $532.0 million, up 6.3% from the prior year quarter. The increase stems from 4.4% growth in Florida and 14.7% growth in other states. Overall growth reflects rate increases, partly offset by lower policies in force.

Direct premiums earned were $474.3 million, up 4.8% from the prior year quarter. The increase stems from rate-driven direct premiums written growth over the past twelve months.

The ceded premium ratio was 30.2%, down from 35.8% in the prior year quarter. The decrease primarily reflects efficiencies associated with the 2023-2024 reinsurance program and direct premiums earned growth associated with primary rate increases, partly offset by higher reinsurance pricing and higher reinsurance costs associated with an increase in home values.

Net premiums earned were $331.0 million, up 13.9% from the prior year quarter. The increase is primarily attributable to higher direct premiums earned and a lower ceded premium ratio, as described above.

Net investment income was $12.8 million, up from $6.1 million in the prior year quarter. The increase primarily stems from higher fixed income reinvestment yields and higher yields on cash.

Commissions, policy fees and other revenue were $18.0 million, down 10.0% from the prior year quarter. The decrease primarily reflects the difference in pricing and structure associated with our reinsurance program when compared to the prior year and a decline in policy fees associated with lower policies in force.

Margins
The GAAP operating loss margin was 1.7%, compared to a GAAP operating loss margin of 29.3% in the prior year quarter and the adjusted operating loss margin was 1.3%, compared to an adjusted operating loss margin of 27.7% in the prior year quarter. The improvement in the adjusted operating loss margin primarily reflects a lower net combined ratio and higher net investment income.

The net loss ratio was 87.0%, down 26.7 points compared to the prior year quarter. The decrease reflects a lower current accident year net loss ratio, primarily stemming from lower weather-related losses.

The net expense ratio was 23.7%, down 1.8 points from 25.5% in the prior year quarter. The reduction primarily reflects lower renewal commission rates paid to distribution partners.

The net combined ratio was 110.7%, down 28.5 points compared to the prior year quarter. The decrease reflects lower net loss and expense ratios, as described above.

Capital Deployment
During the third quarter, the Company repurchased approximately 894 thousand shares at an aggregate cost of $12.3 million. The Company currently has $7.8 million of share repurchase authorization remaining.

On July 20, 2023, the Board of Directors declared a quarterly cash dividend of 16 cents per share of common stock, payable on August 11, 2023, to shareholders of record as of the close of business on August 4, 2023.

Conference Call and Webcast
•Friday, October 27, 2023 at 10:00 a.m. ET
•Investors and other interested parties may listen to the call by accessing the online, real-time webcast at universalinsuranceholdings.com/investors or by registering in advance via teleconference at https://register.vevent.com/register/BIcde2db8d22eb43b9be5e115c575ebeb9. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. An online replay of the call will be available at universalinsuranceholdings.com/investors soon after the investor call concludes.

About Universal
Universal Insurance Holdings, Inc. (NYSE: UVE) is a holding company providing property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We provide insurance products through both our appointed independent agents and through our direct online distribution channels in the United States across 19 states (primarily Florida). Learn more at universalinsuranceholdings.com.

Non-GAAP Financial Measures and Key Performance Indicators
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (“SEC”), including core revenue, adjusted net income available to common stockholders and diluted adjusted earnings (loss) per common share, which exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities. Adjusted operating income and adjusted operating income margin exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities and interest and amortization of debt issuance costs. Adjusted common stockholders’ equity and adjusted book value per share exclude accumulated other comprehensive income (AOCI), net of taxes. Adjusted return on common equity excludes after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities from the numerator and AOCI, net of taxes, and current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities from the denominator. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). UVE management believes that these non-GAAP financial measures are meaningful, as they allow investors to evaluate underlying revenue and profitability trends and enhance comparability across periods. When considered together with the GAAP financial measures, management believes these metrics provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. UVE management also believes that these non-GAAP financial measures enhance the ability of investors to analyze UVE’s business trends and to understand UVE’s operational performance. UVE’s management utilizes these non-GAAP financial measures as guides in long-term planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures presented in accordance with GAAP. For more information regarding our key performance indicators, please refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Key Performance Indicators” in our forthcoming Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, including those risks and uncertainties described under the heading “Risk Factors” and “Liquidity and Capital Resources” in our 2022 Annual Report on Form 10-K, and supplemented in our subsequent Quarterly Reports on Form 10-Q. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and the most recent quarterly reports on Form 10-Q.

Investors:
Arash Soleimani, CFA, CPA, CPCU, ARe
Chief Strategy Officer
954-804-8874
asoleimani@universalproperty.com

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	September 30,	December 31,
	2023	2022
ASSETS:
Invested Assets
Fixed maturities, at fair value	$1,031,558	$1,014,626
Equity securities, at fair value	76,995	85,469
Investment real estate, net	5,572	5,711
Total invested assets	1,114,125	1,105,806
Cash and cash equivalents	343,532	388,706
Restricted cash and cash equivalents	69,488	2,635
Prepaid reinsurance premiums	379,501	282,427
Reinsurance recoverable	322,986	808,850
Premiums receivable, net	88,536	69,574
Property and equipment, net	48,729	51,404
Deferred policy acquisition costs	114,590	103,654
Goodwill	2,319	2,319
Other assets	75,049	74,779
TOTAL ASSETS	$2,558,855	$2,890,154

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$551,007	$1,038,790
Unearned premiums	1,040,067	943,854
Advance premium	76,030	54,964
Reinsurance payable, net	388,294	384,504
Long-term debt, net	102,196	102,769
Other liabilities	99,759	77,377
Total liabilities	2,257,353	2,602,258
STOCKHOLDERS' EQUITY:
Cumulative convertible preferred stock ($0.01 par value)[2]	—	—
Common stock ($0.01 par value)[3]	473	472
Treasury shares, at cost - 18,080 and 16,790	(257,143)	(238,758)
Additional paid-in capital	115,922	112,509
Accumulated other comprehensive income (loss), net of taxes	(107,115)	(103,782)
Retained earnings	549,365	517,455
Total stockholders' equity	301,502	287,896
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,558,855	$2,890,154

Notes:
[2] Cumulative convertible preferred stock ($0.01 par value): Authorized - 1,000 shares; Issued - 10 and 10 shares; Outstanding - 10 and 10 shares; Minimum liquidation preference - $9.99 and $9.99 per share.

[3] Common stock ($0.01 par value): Authorized - 55,000 shares; Issued - 47,266 and 47,179 shares; Outstanding 29,186 and 30,389 shares.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
REVENUES
Net premiums earned	$331,040	$290,631	$916,538	$836,756
Net investment income	12,755	6,074	34,735	15,337
Net realized gains (losses) on investments	(431)	292	(337)	(375)
Net change in unrealized gains (losses) of equity securities	(1,285)	(4,150)	1,403	(16,430)
Commission revenue	10,830	12,592	43,098	35,157
Policy fees	5,111	5,272	14,662	15,991
Other revenue	2,028	2,099	6,027	5,862
Total revenues	360,048	312,810	1,016,126	892,298

EXPENSES
Losses and loss adjustment expenses	287,972	330,444	717,853	715,854
Policy acquisition costs	53,180	54,609	156,877	163,432
Other operating expenses	25,142	19,364	74,047	68,129
Total operating costs and expenses	366,294	404,417	948,777	947,415
Interest and amortization of debt issuance costs	1,631	1,630	4,896	4,969
Income (loss) before income tax expense (benefit)	(7,877)	(93,237)	62,453	(60,086)
Income tax expense (benefit)	(1,962)	(20,962)	15,629	(12,718)
NET INCOME (LOSS)	$(5,915)	$(72,275)	$46,824	$(47,368)

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SHARE AND PER SHARE INFORMATION
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Weighted average common shares outstanding - basic	29,617	30,604	30,087	30,858
Weighted average common shares outstanding - diluted	29,617	30,604	30,378	30,858
Shares outstanding, end of period	29,186	30,513	29,186	30,513
Basic earnings (loss) per common share	$(0.20)	$(2.36)	$1.56	$(1.54)
Diluted earnings (loss) per common share	$(0.20)	$(2.36)	$1.54	$(1.54)
Cash dividend declared per common share	$0.16	$0.16	$0.48	$0.48
Book value per share, end of period	$10.33	$8.54	$10.33	$8.54
Annualized return on average common equity (ROCE)	(7.4)%	NM*	21.2%	(18.3)%
*Not meaningful, as it implies full first event hurricane retentions in the first two quarters of 2022, which in actuality were hurricane free, and it similarly implies a full first event retention in the fourth quarter of 2022, which would instead be subject to a smaller subsequent event retention on a consolidated basis.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTARY INFORMATION
(in thousands, except for Policies In Force data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Premiums
Direct premiums written - Florida	$430,946	$412,588	$1,225,295	$1,200,193
Direct premiums written - Other States	101,042	88,089	263,921	229,492
Direct premiums written - Total	$531,988	$500,677	$1,489,216	$1,429,685
Direct premiums earned	$474,311	$452,450	$1,393,003	$1,295,858
Net premiums earned	$331,040	$290,631	$916,538	$836,756

Underwriting Ratios - Net
Loss and loss adjustment expense ratio	87.0%	113.7%	78.3%	85.5%
Policy acquisition cost ratio	16.1%	18.8%	17.1%	19.5%
Other operating expense ratio	7.6%	6.7%	8.1%	8.2%
Expense ratio	23.7%	25.5%	25.2%	27.7%
Combined ratio	110.7%	139.2%	103.5%	113.2%

	As of
	September 30,
	2023	2022
Policies in force
Florida	570,339	636,883
Other States	237,214	236,043
Total	807,553	872,926

Premiums in force
Florida	$1,571,600	$1,529,632
Other States	342,893	303,402
Total	$1,914,493	$1,833,034

Total Insured Value
Florida	$190,299,057	$203,957,272
Other States	130,281,463	120,648,594
Total	$320,580,520	$324,605,866

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)

GAAP revenue to core revenue
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
GAAP revenue	$360,048	$312,810	$1,016,126	$892,298
less: Net realized gains (losses) on investments	(431)	292	(337)	(375)
less: Net change in unrealized gains (losses) of equity securities	(1,285)	(4,150)	1,403	(16,430)
Core revenue	$361,764	$316,668	$1,015,060	$909,103

GAAP operating income (loss) to adjusted operating income (loss)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
GAAP income (loss) before income tax expense (benefit)	$(7,877)	$(93,237)	$62,453	$(60,086)
add: Interest and amortization of debt issuance costs	1,631	1,630	4,896	4,969
GAAP operating income (loss)	(6,246)	(91,607)	67,349	(55,117)
less: Net realized gains (losses) on investments	(431)	292	(337)	(375)
less: Net change in unrealized gains (losses) of equity securities	(1,285)	(4,150)	1,403	(16,430)
Adjusted operating income (loss)	$(4,530)	$(87,749)	$66,283	$(38,312)

GAAP operating income (loss) margin to adjusted operating income (loss) margin
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
GAAP operating income (loss) (a)	$(6,246)	$(91,607)	$67,349	$(55,117)
GAAP revenue (b)	360,048	312,810	1,016,126	892,298
GAAP operating income (loss) margin (a÷b)	(1.7)%	(29.3)%	6.6%	(6.2)%
Adjusted operating income (loss) (c)	(4,530)	(87,749)	66,283	(38,312)
Core revenue (d)	361,764	316,668	1,015,060	909,103
Adjusted operating income (loss) margin (c÷d)	(1.3)%	(27.7)%	6.5%	(4.2)%

GAAP net income (loss) (NI) to adjusted NI (loss) available to common stockholders
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
GAAP NI (loss)	$(5,915)	$(72,275)	$46,824	$(47,368)
less: Preferred dividends	3	3	8	8
GAAP NI (loss) available to common stockholders (e)	(5,918)	(72,278)	46,816	(47,376)
less: Net realized gains (losses) on investments	(431)	292	(337)	(375)
less: Net change in unrealized gains (losses) of equity securities	(1,285)	(4,150)	1,403	(16,430)
add: Income tax effect on above adjustments	(422)	(949)	262	(4,134)
Adjusted NI (loss) available to common stockholders (f)	$(4,624)	$(69,369)	$46,012	$(34,705)

Weighted average diluted common shares outstanding (g)	29,617	30,604	30,378	30,858
Diluted earnings (loss) per common share (e÷g)	$(0.20)	$(2.36)	$1.54	$(1.54)
Diluted adjusted earnings (loss) per common share (f÷g)	$(0.16)	$(2.27)	$1.51	$(1.12)

GAAP stockholders’ equity to adjusted common stockholders’ equity
	As of
	September 30,	September 30,	December 31,
	2023	2022	2022
GAAP stockholders’ equity	$301,502	$260,637	$287,896
less: Preferred equity	100	100	100
Common stockholders’ equity (h)	301,402	260,537	287,796
less: Accumulated other comprehensive (loss), net of taxes	(107,115)	(115,665)	(103,782)
Adjusted common stockholders’ equity (i)	$408,517	$376,202	$391,578

Shares outstanding (j)	29,186	30,513	30,389
Book value per common share (h÷j)	$10.33	$8.54	$9.47
Adjusted book value per common share (i÷j)	$14.00	$12.33	$12.89

GAAP return on common equity (ROCE) to adjusted ROCE
	Three Months Ended		Nine Months Ended		Year Ended
	September 30,		September 30,		December 31,
	2023	2022	2023	2022	2022
Actual or Annualized NI (loss) available to common stockholders (k)	$(23,672)	$(289,112)	$62,421	$(63,168)	$(22,267)
Average common stockholders’ equity (l)	317,987	313,494	294,599	345,070	358,699
ROCE (k÷l)	(7.4)%	NM*	21.2%	(18.3)%	(6.2)%
Actual or Annualized adjusted NI (loss) available to common stockholders (m)	$(18,496)	$(277,476)	$61,349	$(46,273)	$(12,618)

Adjusted average common stockholders’ equity[4] (n)	420,120	416,848	399,646	417,022	423,199
Adjusted ROCE (m÷n)	(4.4)%	NM*	15.4%	(11.1)%	(3.0)%

[4] Adjusted average common stockholders’ equity excludes current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities.
*Not meaningful, as it implies full first event hurricane retentions in the first two quarters of 2022, which in actuality were hurricane free, and it similarly implies a full first event retention in the fourth quarter of 2022, which would instead be subject to a smaller subsequent event retention on a consolidated basis.